UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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EVOLVING SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2012

To the Stockholders of Evolving Systems, Inc.:

You are invited to attend the annual meeting of the stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at the Company’s headquarters located at 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, on June 20, 2012.

At the meeting, you will be asked to act on the following matters:

1.               to elect the five nominees named in this Proxy Statement as directors, each for a one-year term;

2.               to ratify the selection of Friedman LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for our fiscal year ending December 31, 2012; and

3.               to consider such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Proxy Statement accompanying this Notice describes these items more fully.

Only holders of record of shares of Evolving Systems’ common stock at the close of business on April 24, 2012 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

YOUR VOTE IS IMPORTANT.  PLEASE READ THE PROXY STATEMENT AND VOTE BY FOLLOWING THE VOTING INSTRUCTIONS SENT TO YOU.

By order of the Board of Directors,

Englewood, Colorado April 26, 2012	Daniel J. Moorhead Secretary

9777 Pyramid Court, Suite 100
Englewood, Colorado 80112

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
June 20, 2012

This proxy statement contains information related to the annual meeting of stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at the Company’s headquarters located at 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, on June 20, 2012, and any postponements or adjournments thereof. Evolving Systems first mailed, or made available on the Internet, these proxy materials to stockholders on or about May 2, 2012.  In this proxy statement, “Company,” “Evolving Systems,” “we,” “us,” and “our” each refer to Evolving Systems, Inc. and its subsidiaries.

ABOUT THE PROXY MATERIALS

We are pleased to take advantage of the Securities and Exchange Commission (“SEC”) rules that require issuers to provide proxy materials to stockholders on the Internet.  We will be able to provide our stockholders with the information they need, while lowering the cost of the delivery of materials and reducing the environmental impact of printing and mailing hard copies.

The cost of solicitation of the proxies will be paid by Evolving Systems.  Officers, directors and regular employees of Evolving Systems, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. Evolving Systems has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

The proxy materials include:

•                  Our proxy statement for the annual meeting; and

•                  Our 2011 Annual Report to Stockholders, which includes our audited consolidated financial statements.

As required by SEC rules, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on April 24, 2012.  All stockholders will have the ability to access the proxy materials on a website referred to in the Notice (www.evolving.com/investor_relations.html), or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The Notice will provide you with instructions regarding how to:

•                  View our proxy materials for the annual meeting on the Internet; and

•                  Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by mail, telephone, on the Internet, or by attending the meeting and voting in person.

If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

Quorum and Required Votes

Only holders of record of shares of Evolving Systems’ common stock at the close of business on April 24, 2012, the record date, are entitled to vote at the meeting or any postponements or adjournments of the meeting.  As of the record date, Evolving Systems had 11,221,878 shares of common stock outstanding.

The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting.  Each outstanding share of common stock is entitled to one vote.

Proxies marked “Abstain” and broker “non-votes” will be treated as shares that are present for purposes of determining the presence of a quorum.  An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter.  A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have the discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares so the broker is unable to vote those uninstructed shares.  Abstentions and broker non-votes, while included for quorum purposes, will not be counted as votes “cast” for or against any proposal.

Please note that brokers may not vote your shares on the election of directors or any other non-routine matters if you have not given your broker specific instructions as to how to vote.  Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Proposal No. 1 — Election of Directors. If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will not be counted in the election of directors.  Brokers will not have the discretionary voting power to vote for directors on behalf of their clients whose shares are held in “street name.”

Proposal No. 2 — Ratification of Friedman LLP as Evolving Systems’ Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to ratify the appointment of Friedman LLP as our independent registered public accounting firm.  Brokers will have the discretionary voting power to vote on the ratification of Friedman LLP as Evolving Systems’ independent registered public accounting firm for their clients whose shares are held in “street name.” Abstentions will have no effect on the outcome of the vote with respect to this proposal.  Because Proposal No. 2 is a routine proposal on which a broker or other nominee is generally empowered to vote, no broker non-votes will likely result from this proposal.

Recommendation of Board of Directors

The Board recommends stockholders vote FOR both proposals.  Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.  Specifically, the Board’s recommendations are set forth below.  In summary, the Board recommends a vote:

•                  FOR the election of each of the five nominees for director;

•                  FOR the ratification of the selection of Friedman LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for our fiscal year ending December 31, 2012.

The proxy holders will vote as recommended by the Board of Directors with respect to any other matter that properly comes before the annual meeting, including any postponements or adjournments thereof. If the Board of Directors on any such matter gives no recommendation, the proxy holders will vote in their own discretion.

After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Evolving Systems either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and request to recast your vote. Attendance at the annual meeting will not, by itself, revoke a previously granted proxy.

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.  A number of brokers with account holders who are Evolving Systems stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, or direct your written request to Evolving Systems, Inc., Daniel J. Moorhead, Secretary, 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, or contact Daniel J. Moorhead at 303-802-1000.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors is currently composed of five members, with each member elected annually for a term of one (1) year. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the director for which the vacancy occurred and until the director’s successor is elected and qualified.

On January 5, 2011, the Board agreed to reduce the size of the Board of Directors from seven to five members.

Four of our directors (Messrs. Nicol, Oros, Spirtos and Ramlall) are independent under NASDAQ’s current listing standards. Mr. Dupper is not considered independent under NASDAQ’s current listing standards.

All of our directors have terms of office expiring in 2012. The Board has nominated Messrs. Dupper, Nicol, Oros, Ramlall and Spirtos for re-election. Proxies cannot be voted for a greater number of persons than the number of nominees named.  If elected at the annual meeting, each of the nominees would serve until the 2013 annual meeting of stockholders.

Required Vote and Recommendation of the Board of Directors

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “FOR” the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted “FOR” the election of such substitute nominee as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

Set forth below is biographical information for the persons nominated and each person whose term of office as a director will continue after the annual meeting. Ages are as of April 30, 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Nominees for Election for a One-Year Term Expiring at the 2013 Annual Meeting

Thaddeus Dupper

Thaddeus Dupper, 55, was named President of the Company on January 1, 2007, and assumed the additional position of Chief Executive Officer on April 2, 2007.  He became a member of the Board of Directors in June 2007 and was named Chairman of the Board in March 2010.  He joined the Company in February 2004 as Vice President of Sales and Business Development.  In January 2005 he was promoted to Executive Vice President of Worldwide Sales & Marketing.  Before joining Evolving Systems, Mr. Dupper was Vice President of Sales and Marketing from October 2002 until February 2004 with Expand Beyond, a wireless software company.  Prior to that, Mr. Dupper was Vice President of International Sales for Terabeam, a Free Space Optics company, from June 2000 until September 2002.  In addition, he served as Senior Vice President of Value Added Products and Professional Services at Dun & Bradstreet, a global provider of company credit reports, from January 1998 until May of 2000. Mr. Dupper was an early member of the Teradata management team where he held a variety of sales and sales management positions from 1985 until 1997. Mr. Dupper began his career at Amdahl Corporation as a systems engineer from 1979 until 1985. Mr. Dupper received a B.S. degree in Computer Information Systems from Manhattan College.

Mr. Dupper brings to the Board extensive experience working in technology in a variety of positions at the senior management level.  His industry experience allows him to provide direction and leadership in corporate strategy, talent management and compensation, budgeting and sales. Moreover, Mr. Dupper’s day-to-day leadership and detailed knowledge of our business and operations provide the Board with company-specific experience and expertise.

David J. Nicol

David J. Nicol, 66, became a member of the Board of Directors in March 2004.  Currently a consultant in the IT services industry since January 2009, Mr. Nicol also serves on the board of two technology-based private companies and is board advisor to several other companies.  From December 2005 through December 2008, he served as Executive Vice President and Chief Financial Officer for Solutionary, a managed IT security services provider.  From 2001 to the end of 2003, he served as Senior Vice President, Product Management and Development for VeriSign Communications Services.  VeriSign provides signaling, intelligent network services and related e-commerce solutions to all service provider segments of the communications industry. Prior to its acquisition by VeriSign in 2001, Mr. Nicol held the same position at Illuminet from 1996 and its predecessor company ITN from 1994.  In those capacities, Mr. Nicol was responsible for product management, product development, application services support and business development. Prior to ITN, Mr. Nicol was Chief Operating Officer for International Micronet Systems, Inc. (1992-93), and Chief Operating Officer and Partner for iLAN, Inc (1990-92).  From 1984 through 1990, Mr. Nicol held various officer positions with United Telecom, Inc. (now Sprint Corporation), lastly serving as Corporate Vice President Planning. Mr. Nicol has been a member of the National Association of Corporate Directors (NACD) since 2004.  Mr. Nicol holds a B.Sc. from Ohio State University, an M.A. from Case Institute of Technology, and a Ph.D. from Case Western Reserve University.

With his years of managerial experience at United Telecom, ITN, Illuminet and VeriSign, Mr. Nicol brings to the Board demonstrated management ability at a senior level, as well as telecom and international experience His experience as CFO of Solutionary gives him an understanding of operations and financial strategy. Mr. Nicol is able to draw upon, among other things, his knowledge of raising capital and investor communications, having served as a member of the team that participated in Illuminet’s initial public offering and having raised significant funding for Solutionary. In addition, Mr. Nicol has a Ph.D. in corporate finance and has taught corporate finance at the MBA level.

David S. Oros

David S. Oros, 52, joined our Board of Directors in March 2008.  Since January 2006, Mr. Oros has been the managing partner of Global Domain Partners, LLC, a managed futures company that uses advanced optimization modeling as a predictive tool for worldwide markets, currencies and commodities.  From 2006 to 2010, Mr. Oros served as Chairman of the Board of NexCen Brands, Inc., a leading vertically integrated brand acquisition and management firm focused on brand management. Mr. Oros is also Chairman of the Board of Surroundart, a full service fine arts company.  From 1996 until June 2006, Mr. Oros was the Chairman of the Board and CEO of Aether Systems, Inc., a leading provider of wireless and mobile data solutions for the transportation, fleet management and public safety industries.  From 1994 until 1996, Mr. Oros was President of NexGen Technologies, L.L.C., a wireless software development company. From 1992 until 1994, he was President of the Wireless Data Group at Westinghouse Electric.  Prior to that, from 1982 until 1992 Mr. Oros was at Westinghouse Electric directing internal research and managing large programs in advanced airborne radar design and development. Mr. Oros received a B.S. in mathematics and physics from the University of Maryland, and holds a U.S. patent for a multi-function radar system.  Mr. Oros currently serves on the Board of Directors of the Baltimore Symphony Orchestra.

Mr. Oros has had front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts, from his current role as Managing Partner of Global Domain Partners and previously having served as Chairman of NexCen Brands, CEO of Aether Systems, President of NexGen Technologies, LLC and President of the Wireless Data Group of Westinghouse Electric.  With his knowledge of the complex issues facing global companies today and his understanding of what makes businesses work effectively and efficiently, Mr. Oros is a skilled advisor.  His formal education and his experience in directing large research and development programs while at Westinghouse Electric also provides him with the background and expertise to assist the Board with technology-related issues.

Richard R. Ramlall

Richard R. Ramlall, 56, became a member of the Board of Directors in March 2008.  He currently serves as Senior Vice President, Corporate Development and Chief Communications Officer of Primus Telecommunications Group, Incorporated (NYSE:PTGI). Primus is a leading provider of advanced communication solutions, including broadband Internet, traditional and IP voice, data, mobile services, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada and Australia. From March 2005 to August 2010, he served as Senior Vice President, Strategic External Affairs and Programming at RCN Corporation, a leading broadband provider of video, data, and voice services to residential, business and commercial/carrier customers.  Prior to joining RCN in March 2005, Mr. Ramlall served as Senior Managing Director and Executive Vice President of Spencer Trask Media and Communications Group, LLC (a division of New York-based venture capital firm Spencer Trask & Company) based in Reston, Virginia, from June 1999 to March 2005.  From March 1997 to June 1999, Mr. Ramlall served as

Vice President and Managing Director for Strategy, Marketing and International Government Affairs for Bechtel Telecommunications. Prior to that, Mr. Ramlall was Executive Director for International Business Affairs for Bell Atlantic International and spent over 18 years at Bell Atlantic.  In 1990, Mr. Ramlall was selected to serve a one year appointment under the Presidential Exchange Executive Program of the White House.  Mr. Ramlall currently serves on the Alzheimer’s Association—National Capital Area Board of Directors and on the Board of Directors of Gateway Communications Services, Inc., an advanced communications and IT solutions company.  Mr. Ramlall holds a B.S. in Business Administration and an M.G.A. (Technology Management) from the University of Maryland.

Mr. Ramlall brings to our Board more than 25 years of experience in the telecommunications industry and more than 10 years of international business experience, as well as operational experience at a senior executive level, with particular emphasis on Indian operations.  As Senior Vice President for Corporate Development and Chief Communications Officer at Primus, Mr. Ramlall is responsible for Business Development, M&A, Investor Relations, Public Relations and Regulatory Affairs, bringing valuable investor and corporate governance expertise and experience to our Board and our management team.

John B. Spirtos

John B. Spirtos, 46, became a member of the Board of Directors in December 2009.  He currently serves as Chief Executive Officer of privately-held GridPoint, Inc.  Prior to his appointment as CEO of Gridpoint, Mr. Spirtos served as Executive Vice President of GridPoint from June 2009 to November 2010.  GridPoint provides smart grid solutions to producers and consumers of energy. From June 2008 until May 2009, Mr. Spirtos was Senior Vice President of Comverse Technology (NASD: CMVT), a provider of billing and messaging software to the global communications industry. Previously, from August 2004 until June 2008, Mr. Spirtos was Senior Vice President of Corporate Development of NeuStar, Inc. (NYSE: NSR), a provider of clearinghouse and directory services to the communications and Internet industry.  Prior to 2004, Mr. Spirtos served as President of Corvis Corporation and its wholly owned subsidiary, Broadwing Communications, Inc. (NASD: BWNG), an integrated communications equipment and services provider.  From July 2009 to August 2011, Mr. Spirtos served on the Board of Directors and compensation committee of Primus Telecommunications, Inc. (NYSE:PTGI), a global facilities-based services provider offering bundled data, voice and other value-added services. From August 2008 through May 2009, Mr. Spirtos served on the Board of Directors of Verint (NASD:VRNT) and Ulticom (OTCBB:ULTC). Mr. Spirtos currently serves on the Board of Directors of the Washington Education and Tennis Foundation, a non-profit corporation. Mr. Spirtos holds a B.S. from the University of California, a J.D. from Southwestern University, and LL.M and M.B.A. degrees from Georgetown University.

Mr. Spirtos’s background in investor relations, strategic planning and significant experience with mergers and acquisitions provides an important resource to our Board.  Mr. Spirtos has participated in securing over $12 billion in funding for various entities since 1996 and has completed over 70 financings and merger and acquisition transactions.  Mr. Spirtos also has extensive experience in the telecommunications and technology fields at the senior management level.  Mr. Spirtos has a law degree and is a former tax attorney who can contribute to the Board’s oversight on regulatory matters.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Leadership Structure

Our Chief Executive Officer also serves as our Chairman of the Board.  Our Board believes that a combined CEO/Chairman of the Board arrangement is currently the best structure for our Board as our Chief Executive Officer is most familiar with the Company’s business and industry, and most capable of effectively identifying our priorities and leading the execution of our strategy. Our independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise.  Combining the role of Chairman and Chief Executive Officer facilitates information flow between management and the Board.

The Board currently does not have a Lead Independent Director, and will periodically evaluate whether to appoint one.

The Board’s Role in Risk Oversight

The Board as a whole actively oversees management of the Company’s risks and looks to its committees, as well as senior management, to support the Board’s oversight role.  The Company’s Compensation Committee provides information about risks relating to the Company’s compensation plans and arrangements.  The Audit Committee assists with oversight of financial risks, and the Nominating and Governance Committee focuses on risks associated with the independence of the Board of Directors and potential conflicts of interest.  The Investment Committee focuses on managing principal and liquidity risk while maintaining a high level of income for the Company.  While each committee is responsible for evaluating certain risks, the full Board regularly receives information through committee reports and from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, technical and strategic risks.

Meetings and Committees of the Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors and its committees. Our Board of Directors provides management oversight, helps guide the Company on strategic planning, approves the Company’s operating budgets and meets regularly in executive sessions. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

Our Board holds regularly scheduled quarterly meetings.  In addition to the quarterly meetings, typically there is at least one other regularly scheduled meeting and several special meetings each year.  At least twice a year, time is set aside for the independent directors to meet without management present.  Our Board met 11 times during fiscal year 2011.  In fiscal year 2011 each director attended at least 75% of all Board meetings.

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Investment Committee. Below is a table that provides membership and meeting information for each of the Board committees during 2011. In fiscal year 2011 each committee member attended at least 75% of the meetings of each applicable committee held after becoming a member of that committee.

Name	Audit	Compensation	Nominating & Governance	Investment**
Mr. Dupper
Mr. Nicol	X*	X*
Mr. Oros	X	X	X	X
Mr. Ramlall		X	X
Mr. Spirtos	X		X*	X*

Total meetings in fiscal year 2011	4	2***	1***	2

*  Denotes Committee Chairman as of December 31, 2011.

** The Investment Committee was formed on July 1, 2011; Mr. Oros and Mr. Spirtos were appointed to the Committee at that time.

*** The Committee members met informally numerous times during the year, following which they acted formally through unanimous consent resolutions.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the independence requirements under the NASDAQ’s current listing standards and each member is free of any relationship that would interfere with his individual exercise of independent judgment.

The Audit Committee.  The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s accounting, auditing, and reporting practices. The Audit Committee meets with our independent registered public accounting firm at least annually to review the results of the annual audit and discuss the financial statements. The Committee also meets with our independent registered public accounting firm quarterly to discuss the results of the accountants’ quarterly reviews as well as quarterly results and quarterly earnings releases; recommends to the Board the registered public accounting firm to be retained; and receives and considers the accountants’ comments as to internal controls and procedures in connection with audit and financial controls. The Audit Committee reviews all financial reports prior to filing with the Securities and Exchange Commission (SEC) and reviews all financial press releases prior to release. The specific responsibilities in carrying out the Audit Committee’s oversight role are set forth in the Audit Committee’s Charter, a copy of which is posted on the Company’s website, www.evolving.com, under “About Us — Corporate Governance.”  The Audit Committee consists of Messrs. Nicol, Oros and Spirtos, all of whom are independent directors as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 10A(m)(3) and NASDAQ listing standards. The Board of Directors has determined that Mr. Nicol is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. For more information concerning the Audit Committee see the “Report of the Audit Committee” contained in this proxy statement.

The Compensation Committee.  The primary responsibilities of the Compensation Committee are to review and recommend to the Board the compensation of the Chief Executive Officer and our other executive officers, to review and recommend an incentive compensation plan, approve grants of stock awards to employees and consultants under our stock incentive plan and otherwise determine compensation levels and perform such other functions regarding compensation as the Board may delegate. On January 5, 2011, the Board agreed to reduce the size of the Compensation Committee from four members to three; the Compensation Committee consists of Messrs. Nicol, Oros and Ramlall.

The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers (the individuals listed in the Summary Compensation Table on page 20), to consider appropriate compensation for our chief executive officer (“CEO”).  For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our CEO.  Our CEO annually reviews each other named executive officer’s performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under our incentive compensation plan and equity incentive awards for all executive officers, excluding himself.  Based in part on these recommendations from our CEO and other considerations described in the Compensation Discussion and Analysis, the Compensation Committee approves the annual compensation package of our executive officers other than our CEO.  The Compensation Committee also annually analyzes our CEO’s performance and determines his base salary and incentive compensation and stock awards, based on its assessment of his performance.  In 2010 the Compensation Committee engaged the services of Radford, an independent compensation consultant, to assist the Committee in establishing compensation levels for executive officers. In 2011, the Committee reviewed Radford’s report and determined that the information contained in the report supported the compensation structure for 2011.

The specific responsibilities and functions of the Compensation Committee are discussed in the Compensation Committee Charter, which is posted on our website, www.evolving.com, under “About Us — Corporate Governance.”

Nominating and Governance Committee.  The primary responsibilities of the Nominating and Governance Committee are to monitor corporate governance matters, to determine the slate of director nominees for election to the Company’s Board of Directors and to identify and recommend candidates to fill vacancies occurring on the Board of Directors.

Criteria and Diversity. In filling vacancies that occur on the Board, and nominating candidates for election, the Nominating and Governance Committee takes into account certain minimum qualifications and qualities that the Committee believes are necessary for one or more of the Company’s directors to possess. These qualifications and qualities are as follows:

•                  Experience with businesses and other organizations comparable to the Company. For example, experience in the telecommunications industry and/or experience in a software development company is desirable.

•                  Experience in reviewing, and the ability to understand, financial statements.

•                  Experience in the operational and corporate governance aspects of running a public company.

•                  Experience working with or overseeing management and establishing effective compensation strategies to align management with Company objectives and stockholder financial returns.

•                  The candidate’s independence from conflict or direct economic relationship with the Company. For example, individuals who are employed by one of our customers or a competitor would not be eligible for our Board.

•                  The candidate’s contacts within the telecommunications industry, and/or within the finance and investment banking industry.

•                  Experience with mergers and acquisitions.

•                  The ability of the candidate to attend Board and committee meetings regularly (either in person or by telephone) and devote an appropriate amount of effort in preparation for those meetings.

•                  A reputation, strength of character and business judgment befitting a director of a publicly held company.

Candidates for the Board should have some, but not necessarily all, of the above-described criteria. Although the Company has no policy regarding diversity, the Committee seeks diversity in the broadest sense, with the goal of having a Board composed of a broad diversity of experience, professions, skills, geographic representation, backgrounds and culture. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.  The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests using its diversity of experience and sound business judgment.  Nominees or potential nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The process used by the Nominating and Governance Committee for identifying and evaluating nominees for directors is as follows:

•                  Nomination of an existing Board member whose term is expiring.  Each year prior to preparation of the proxy statement for the annual meeting, the Nominating and Governance Committee meets to determine whether any current Board member desires to remain on the Board and, if so, whether such individual should be recommended for nomination. The Committee evaluates whether the individual continues to meet the then current qualifications and qualities established by the Committee for Board membership, as well as the contributions made by the individual during his or her tenure on the Board. The Committee, among other things, takes into consideration the individual’s attendance at Board and committee meetings and his or her participation in, and preparation for, such meetings. In the event the Committee determines that it is in the Company’s best interest to nominate an existing Board member for re-election, the Committee will adopt a formal recommendation for consideration and adoption by the full Board of Directors, which, if adopted by the Board of Directors, will be contained in the proxy statement.

•                  Consideration of candidates proposed by stockholders.  The Nominating and Governance Committee will consider candidates for the Board proposed by stockholders. Stockholders wishing to nominate a candidate for consideration by the Committee may do so by writing to the Company’s Secretary and providing the candidate’s name, biographical data and qualifications. The Committee will consider the candidate for nomination in the same manner as described below, “Consideration of new candidates for the Board.” A stockholder proposal for inclusion in the proxy statement (and received in accordance with the procedures described in our Bylaws and our previous year’s proxy statement) will be included in the proxy statement in accordance with SEC regulations.

•                  Consideration of new candidates for the Board.  The Nominating and Governance Committee will consider new candidates for the Board to fill vacancies that occur on the Board. Recommendations for candidates may be submitted to the Committee through the Company’s Secretary. The Secretary will forward names and qualifications of proposed candidates to the Committee members. The Committee will review the materials to determine whether the candidate appears to meet the qualifications and qualities established by the Committee for Board membership. If the candidate appears to be qualified, the Committee will conduct an interview of the candidate, which may include interviews with management as well as other members of the Board. The Committee may recommend a candidate for membership on the Board, subject to final approval of a majority of the Board of Directors, and the results of a background investigation and reference check of the candidate.

The specific responsibilities and functions of the Nominating and Governance Committee are set forth in the Nominating Committee Charter. The Committee’s charter is posted on our website, www.evolving.com, under “About Us — Corporate Governance.”  The current members of the Nominating and Governance Committee are Messrs. Oros, Ramlall and Spirtos.

Investment Committee.  Effective July 1, 2011, our Board of Directors formed an Investment Committee comprised of two directors, Mr. Spirtos, who acts as Chairman of the Committee, and Mr. Oros, and our then current Executive Vice President of Finance and Administration, Brian Ervine, as an advisor to the Committee.  On December 15, 2011, Daniel J. Moorhead, our Vice President of Finance & Administration, was appointed in an advisory role, replacing Mr. Ervine.

The primary responsibilities of the Investment Committee are to guide overall investment strategy and manage the Company’s investments.  The specific responsibilities and functions of the Investment Committee are discussed in the Investment Committee Charter, which is posted on our website, www.evolving.com, under “About Us — Corporate Governance.”

DIRECTOR COMPENSATION

The 2011 compensation plan for non-employee members of the Board of Directors and the committees of the Board is described in the table below.  Annual compensation is pro-rated to dates of appointment and termination.

	Annual retainer (payable in quarterly increments)	Additional annual cash compensation for non-employee Chairperson
Board of Directors	$20,000	$10,000
Audit Committee	$0	$5,000
Compensation Committee	$0	$5,000

In addition, we grant non-employee directors stock options upon joining the Board of Directors (currently, an option to purchase 15,000 shares vesting one-third on the one-year anniversary date of appointment with the balance vesting quarterly over a two-year period) and annually thereafter (typically, an option to purchase between 2,500-5,000 shares), vesting quarterly over a one-year period, with annual grants being made on, or shortly thereafter, the date of the annual stockholders’ meeting to Board members who have served at least 6 months. Options are priced at the closing price for the Company’s stock on the date of the grant. Occasionally, options may be approved for a grant date that is a few days later for administrative reasons, for example, to allow sufficient time to prepare grant documents and SEC Form 4 filings.

We do not provide any deferred compensation, health or other personal benefits to our directors.  We reimburse each director for reasonable out-of-pocket expenses incurred to attend Board and Committee meetings.

2011 Director Compensation Table

The table below summarizes the compensation earned by non-employee directors for the fiscal year ended December 31, 2011.

(a) Name (1)	(b) Fees Paid in Cash ($)	(c) Stock Awards ($)(2)	(d) Option Awards ($)(3)	(e) All Other Compensation ($)	(f) Total ($)

David J. Nicol	$30,000	$20,475	$23,730	—	$64,205
David S. Oros	$20,000	$20,475	$23,730	—	$64,205
Richard R. Ramlall	$20,000	$20,475	$23,730	—	$64,205
John B. Spirtos	$20,000	$20,475	$23,730	—	$64,205
Philip M. Neches (4)	$0	$0	$0	—	$0
Steve B. Warnecke (5)	$0	$0	$0	—	$0

(1)  See the Summary Compensation Table on page 20 for information on compensation earned by Mr. Dupper during fiscal year 2011.

(2)  The amounts in column (c) relate to restricted stock granted under the Company’s 2007 Stock Incentive Plan.  Messrs. Nicol, Oros, Ramlall and Spirtos each received 2,500 shares of restricted stock, vesting quarterly over a one year period.  See 2011 Grants of Plan-Based Awards table on page 21 for information concerning Mr. Dupper.  The closing price for the Company’s shares on the date of grant, January 5, 2011, was $8.19 per share.  The amounts reflect the grant date fair value of each restricted stock award granted in 2011, computed in accordance with FASB Statement of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation-Stock Compensation.  There were no outstanding (unvested) restricted stock awards to Board members as of December 31, 2011, except for awards made to Mr. Dupper.  See 2011 Grants of Plan-Based Awards table on page 21 for information concerning Mr. Dupper.

(3)  Each non-employee member of the Board of Directors was granted an option to purchase 3,500 shares on June 17, 2011, which vests quarterly over a one-year period.  The amount in this column reflects the grant date fair value of stock options granted in 2011, computed in accordance with FASB Statement of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation-Stock Compensation.  As of December 31, 2011, each director named above held outstanding options to purchase the following number of shares:  David J. Nicol:  27,000; David S. Oros:  27,000; Richard R. Ramlall: 12,000; and John B. Spirtos:  22,000.

(4)  Dr. Neches resigned from the Board of Directors effective January 4, 2011.

(5)  Mr. Warnecke resigned from the Board of Directors effective January 3, 2011.

Information Regarding Stockholder Communication with the Board of Directors; Attendance of Board Members at the Annual Meeting

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, at the following address:  Corporate Secretary, Evolving Systems, Inc., 9777 Pyramid Ct., Suite 100, Englewood, CO 80112, Attn: Board of Directors. Our Secretary will process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

We encourage, but do not require, Board members to attend our Annual Meeting of Stockholders.  One member of the Board attended the 2011 Annual Stockholders’ Meeting.

Statement on Corporate Governance

We regularly monitor developments in the area of corporate governance by reviewing federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and NASDAQ. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interests of the Company and its stockholders. Among other things, we have established a Disclosure Committee, comprised of executives and senior managers who are actively involved in the disclosure process, to specify, coordinate and oversee the review procedures that we use each quarter, including at fiscal year end, to prepare our periodic SEC reports.

The Board has approved a set of corporate governance guidelines to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. Our Corporate Governance Guidelines are posted on the Company’s website under “About Us — Corporate Governance.” On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.  The Board also evaluates its performance periodically.

The Board has also approved a Code of Business Conduct and a Code of Ethics for Finance Employees (collectively, the “Code of Conduct”), posted on our website, www.evolving.com, under “About Us — Corporate Governance.”  We require all employees and directors to adhere to the Code of Conduct in discharging their Company-related activities. Employees and directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.  We intend to disclose on our website, or on a Current Report on Form 8-K, any amendments to or waivers of the Code applicable to those of our senior officers to whom the Code applies within four business days following the date of such amendment or waiver. We have also established a confidential hotline to answer employees’ ethics questions and report ethical concerns.  In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures to receive, retain and treat complaints we receive regarding accounting and internal accounting controls of auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

Policies and Procedures for Approval of Related Person Transactions

We may encounter business arrangements or transactions with businesses and other organizations in which one of our directors or executive officers or their immediate families may also be a director, executive officer or investor or have some other direct or indirect material interest.  We refer to these transactions as related person transactions.  Related person transactions have the potential to create actual or perceived conflicts of interest between Evolving Systems and its directors and officers or their immediate family members.

In March 2007, the Board formally adopted a policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K.  The Nominating and Governance Committee is responsible for reviewing, approving and/or ratifying any related person transaction. The Nominating and Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.  Transactions below the threshold level may be approved by the Compensation Committee.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.  Representatives of Friedman LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders present at the meeting.

Stockholder ratification of the selection of Friedman LLP as the Company’s independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Friedman LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Required Vote and Recommendation of Board of Directors

The ratification of Friedman LLP as Evolving Systems’ independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in “street name.” The affirmative vote of a majority of the shares of our common stock, present or represented and voting at the annual meeting, will be required to ratify the appointment of Friedman LLP as our independent registered public accounting firm. Abstentions will have no effect on the outcome of the vote with respect to this proposal.  Because this is a routine proposal on which a broker or other nominee is generally empowered to vote, no broker non-votes will likely result from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2,
RATIFICATION OF FRIEDMAN LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Information Regarding Change In Accountants

Effective April 13, 2012, the independent accountant who was previously engaged as the principal accountant to audit the financial statements of the Company, Grant Thornton LLP, was dismissed. The accountant’s reports on the financial statements for the past two fiscal years neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Audit Committee of the Board of Directors. During the Company’s two most recent fiscal years and any subsequent interim periods preceding such dismissal, there were no disagreements with Grant Thornton LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with any report on the Company’s financial statements. In addition, there were no “reportable events,” as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, that occurred within the Company’s two most recent fiscal years and the subsequent interim period preceding Grant Thornton LLP’s dismissal except for the following matter:

On March 30, 2012, our auditors communicated to management and our Audit Committee an identified material weakness in our internal control over financial reporting which indicated we did not maintain effective controls over the completeness and accuracy of our accounting for income taxes. Accordingly, management concluded that this control deficiency constitutes a material weakness as of June 30, 2011, September 30, 2011 and December 31, 2011. Management has also concluded that we did not maintain effective controls over financial reporting as of June 30, 2011, September 30, 2011, and December 31, 2011.

In connection with the Company’s Form 8-K, filed wth the SEC on April 19, 2012, the Company provided Grant Thornton LLP with a copy of the foregoing disclosures.  Grant Thornton LLP furnished the Company with a letter addressed to the Securities and Exchange Commission stating that Grant Thornton LLP agreed with the above statements.

Effective April 17, 2012, the accounting firm of Friedman LLP was engaged to serve as the new independent principal accountant to audit the Company’s financial statements for the fiscal year ended December 31, 2012.  During the Company’s two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the Company (nor someone on its behalf) consulted Friedman LLP regarding either:

1.              the application of accounting principles to any specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Friedman LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or

2.              any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

The Company has provided each of Grant Thornton LLP and Friedman LLP with a copy of the foregoing disclosures prior to the filing of this Proxy Statement with the SEC.

Fees Billed by Independent Registered Public Accounting Firm

The following table sets forth information regarding fees for services rendered by Grant Thornton LLP related to the fiscal years ended December 31, 2011 and December 31, 2010:

Types of Fees	Fees for 2011		Fees for 2010
Audit Fees	$357,562	(1)	$259,905	(1)
Tax Fees	$88,889		$56,103
Total Fees	$446,451		$316,008

(1) Includes fees for statutory audits of our UK and Indian subsidiaries.

Audit Fees were for professional services for the audit of the consolidated financial statements and other fees for services that only our independent registered public accounting firm can perform, such as the review of our interim consolidated financial statements included in our Form 10-Q and 10-Q/A filings, consents and assistance with and review of documents filed with the SEC.

Tax Fees were for services related to certain tax compliance of our foreign subsidiaries and transfer pricing for our Indian subsidiary, including the preparation of tax returns, tax planning and advice.

The Audit Committee has considered the nature of all non-audit services and believes that such services are compatible with maintaining the independent registered public accounting firm’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established a process for review and approval of fees and services of the independent registered public accounting firm. Requests to the Audit Committee for approval of fees and services for the independent registered public accounting firm are made in writing or via e-mail by our Vice President of Finance & Administration. The request must be specific as to the particular services to be provided, but may be either for specific services or a type of service for predictable or recurring services. The Chairman of the Audit Committee reviews the request and provides a response, in writing or via e-mail, to our Vice President of Finance & Administration, and approved requests are subsequently ratified by the Committee as a whole. All of the services provided by the independent registered public accounting firm in 2011 and 2010 were pre-approved by the Audit Committee.

The Audit Committee, with the ratification of the stockholders, engaged Grant Thornton LLP to perform an annual audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2011.  Our Audit Committee entered into an engagement agreement with Grant Thornton LLP which sets forth the terms by which Grant Thornton LLP performed audit services for the Company.  That agreement is subject to alternative dispute resolution procedures.

MANAGEMENT

As of April 24, 2012, the Company’s executive officers are as follows:

Name	Age	Position
Thaddeus Dupper	55	Chief Executive Officer and President
Daniel J. Moorhead	39	Vice President, Finance & Administration, and Secretary

Thaddeus Dupper.  For biographical information on Mr. Dupper, please see Proposal No. 1, “Election of Directors.”

Daniel J. Moorhead was appointed to serve as Vice President, Finance & Administration on December 1, 2011.  Mr. Moorhead served as Corporate Controller for the Company from 2002 to 2005 and re-joined the Company in December 2008 in this same role.  In this position, he was responsible for all accounting functions including SEC filings and Sarbanes-Oxley compliance. From August 2005 to November 2008, he was Chief Financial Officer for High Country Club, a destination club.  Prior to 2002, he was the Assistant Controller at Convergent Communications and Audit Manager at Malouff and Co., P.C.  Mr. Moorhead is a CPA and holds a B.B.A. in Accounting from the University of Northern Colorado.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives and Practices

We designed the compensation program for our named executive officers to:

•                  Attract and retain talented and productive executives;

•                  Provide executives with competitive, but above-average, compensation that maintains a balance between cash and stock compensation, encouraging our executive officers to act as owners with an equity stake in our company;

•                  Align the interests of executive officers with our stockholders by tying a significant portion of total compensation to achievement of the Company’s business goals such as quarterly and annual revenue and Adjusted EBITDA targets, and targets for our new products;

•                  Enhance retention by having equity compensation subject to multi-year vesting; and

•      Not encourage unnecessary and excessive risk taking.

The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of other software companies.

Elements of Executive Compensation

Our compensation for senior executive officers generally consists of the following elements: base salary, performance-based incentive compensation determined primarily by reference to objective financial operating criteria, long-term equity compensation in the form of stock options and restricted stock and employee benefits that are generally available to all our employees, plus additional life and disability insurance benefits for our Chief Executive Officer.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  It is our policy to set base salary levels competitively with corporations in the software industry, taking into account a number of factors, such as annual revenue, the nature of the software businesses, the structure of other companies’ compensation programs and the availability of compensation information. When setting base salary levels, in a manner consistent with the objectives outlined above, the Compensation Committee considers competitive market conditions for executive compensation, our performance, the individual’s breadth of knowledge, performance and levels of responsibility. In determining salaries for 2011, the Compensation Committee did not engage compensation consultants, but relied upon a compensation study prepared in mid-2010 by Radford, an independent Aon Hewitt consulting firm, to assist it in assessing the competitive position of our executive compensation program and making decisions about individual compensation elements. Radford was directly accountable to the Compensation Committee. To maintain the independence of the firm’s advice, Radford did not provide any services for the Company other than those described below. Radford assisted the Compensation Committee in selecting a peer group of companies, including software companies, that employ work forces with skill sets and professional backgrounds similar to those of our work force, have a global presence, and are generally comparable in terms of annual revenue and market capitalization.

The following table identifies the companies in the peer group when we conducted our compensation analysis planning in the spring of 2010.

8x8, Inc.	Accelerys, Inc.	ActiveIdentity Corporation	Actuate Corporation	American Software, Inc.	Bitstream, Inc.	Broadvision, Inc.	Callidus Software, Inc.

GSE Systems, Inc.	Guidance Software, Inc.	Mediware Information Systems, Inc.	Mejesco Entertainment Company	PDF Solutions, Inc.	Pervasive Software, Inc.	Phoenix Technologies, Inc.	PROS Holdings, Inc.

Saba Software, Inc.	Scientific Learning Corp.	Soundbite Communications, Inc.	Unica Corporation	Versant Corporation	XATA Corporation	Zix Corporation

In general, the study found that the Company’s overall executive compensation was in the range with its peer group, although results of the study indicated that base salaries and equity compensation of several of the executives were below averages of the peer group of companies.  The Compensation Committee elected not to make changes to the executive compensation plan, including base salary amounts, in light of general economic conditions.  No quantitative changes were made to executive compensation in 2010 or 2011.  Mr. Moorhead received a salary increase and an equity award on his promotion to Vice President but no other changes or equity awards have been made to executives to-date for 2012.

Quarterly and Annual Performance-Based Incentive Compensation

Our performance-based incentive compensation program is designed to motivate executives to work effectively to achieve our financial performance goals and to reward them when those goals are achieved. Executives have the opportunity to earn quarterly and annual cash compensation equal to a percentage of their base salary. In 2011, on an annual basis, the potential incentive compensation percentages ranged from 25% of the executive’s base salary to 75% (as specifically noted in the “Grants of Plan Based Awards” table on page 21), payable in five increments (four quarterly and one annual) based upon quarterly and annual revenue, Adjusted EBITDA and certain new sales bookings targets.  Quarterly incentive compensation payments were equal to 30% of each executive’s incentive compensation total with 70% based on the annual target. Quarterly incentive compensation was capped at 100% of the quarterly target; there was an opportunity to receive more than 100% of the targeted incentive compensation if certain “stretch” Company annual performance targets were attained — specifically, up to 200% for exceeding the annual revenue target by 8%; up to 200% for exceeding the product booking target by 30%; and up to 200% for exceeding the Adjusted EBITDA target by 20%.  These Company performance targets also served as the basis for incentive compensation paid to non-executive officers, and certain managers and non-commissioned employees, to assure that all employees are motivated toward the same corporate financial goals.

Each year the Compensation Committee determines the appropriate performance measurement criteria that it believes best aligns executive compensation with the Company’s business goals for the year.  For fiscal 2011, to focus executive and non-executive employees on certain new sales bookings, the Compensation Committee determined that 40% of the incentive compensation should be based upon achieving certain new sales bookings targets, 25% tied to revenue, and 35% tied to profitability, using quarterly and annual earnings targets before interest, taxes, depreciation, amortization, impairment, stock compensation and gain/loss on foreign exchange transactions — what we refer to as “Adjusted EBITDA.”

For 2011, we achieved the following percentages of the targets established by our Compensation Committee:

First Quarter Revenue:  50%; Adjusted EBITDA: 100%; Sales Bookings 58%

Second Quarter Revenue: 0%; Adjusted EBITDA: 0%; Sales Bookings 0%

Third Quarter Revenue: 0%; Adjusted EBITDA: 0%; Sales Bookings 100%

Fourth Quarter Revenue: 0%; Adjusted EBITDA: 0%; Sales Bookings 50%

Annual Revenue: 0%; Adjusted EBITDA: 0%; Sales Bookings: 66%

2011 Year Achievement:  29.9%

In general, we set targeted levels of performance at the threshold range at a difficult, but attainable, level, with performance required to qualify for payouts above the target range as being extremely difficult to achieve.  See footnote (3) to our “Summary Compensation Table” for additional information regarding percentage of target levels achieved for 2009 and 2010.

The Compensation Committee’s policy with respect to the adjustment or recovery of compensation in the event of a material change in our financial statements requiring an accounting restatement is to retain discretion over all pay elements and reserve the right to reduce or forego future compensation based on any required restatement or adjustment.  The Compensation Committee intends to review its policies with respect to such adjustment or recovery of compensation on an ongoing basis as part of its annual review.

Long-Term Incentive Compensation — Equity Compensation

Historically, our executive officers have been eligible for stock awards.  We believe that stock awards give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company.

In 1996 we adopted our Stock Option Plan (“1996 Plan”) in order to provide equity based performance incentives to our employees.  Our 1996 Plan expired in January 2006 and no additional grants can be made under that plan.  In June 2007 our stockholders approved our 2007 Stock Incentive Plan (“2007 Plan”) and in 2010 our stockholders authorized an additional 250,000 shares for issuance under the 2007 Plan, bringing the total amount authorized for issuance under the 2007 Plan to 1,250,000 shares.  The Compensation Committee believes that having a stock incentive plan assists us in attracting, retaining and motivating officers and other employees, as well as qualified directors. Under the 1996 Plan, we granted only stock options; under our 2007 Plan, we have granted options as well as restricted stock. Grants are designed to align the interests of the participants with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the long-term vesting schedule (which is generally four years for employees and one year for non-employee directors) encourages a long-term commitment to the Company by our executive officers and other awardees. The size of the equity grant is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but we also take into account the individual’s potential for future responsibility and promotion over the vesting period, and the individual’s performance in recent periods.  Each year the Compensation Committee reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon past performance, as well as anticipated future performance, of the executive officer.  The Compensation Committee continues to believe that equity compensation should be an important element of the Company’s compensation package.

Typically, we have awarded options to executives upon joining the Company and thereafter annual grants may be made in conjunction with annual compensation reviews.  On occasion, we also make grants upon the occurrence of an event, such as a promotion or the acquisition of Tertio Telecoms Limited in 2004.  Generally, options are priced at the closing price of the Company’s common stock on the date of each grant, or, in the case of new employees, such later date as the employee joins the Company.  Occasionally, for administrative reasons, options may be approved with a grant date that is a few days later to allow Company personnel to prepare necessary documentation, in particular SEC filings on Forms 4.  Since 2007, we also have granted restricted stock to members of the Board of Directors, executive officers, and a limited number of non-executive officers, although we may discontinue making such awards in the future.

The majority of the options granted vest quarterly at a rate of 25% per year over the first four years of a ten-year option term. Restricted stock awards also vest quarterly over a four-year period. Vesting generally ceases upon termination of employment, and exercise rights generally terminate within three or six months following termination of employment, subject to longer exercise periods in the case of disability or death and certain changes of control. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to the option, including voting rights and the right to receive dividends or dividend equivalents. Recipients of restricted stock, on the other hand, have voting rights and the right to receive dividends or dividend equivalents during the vesting period.

We do not have a formal written policy relating to the timing of option grants and we do not limit option grants to any trading windows.  However, there is no relationship between the timing of our equity award grants and our release of material, non-public information. The options are granted with an exercise price equal to the closing price for the Company’s stock on the date of grant. Effective June of 2010, all other equity awards are made by unanimous approval of the Compensation Committee.

We do not require that our executive officers or directors own stock in the Company.

We granted stock option awards to members of our Board of Directors in 2011; however, we did not grant any stock option awards to employees in 2011 because we felt that the outstanding awards were sufficient.  We intend to evaluate our equity awards to employees on a regular basis.

Retirement and Other Benefits

All employees in the United States who are at least twenty-one years of age and who have worked for the Company for a period of thirty (30) days are eligible to participate in the Company’s 401(k) plan. This plan is intended to be a tax-qualified retirement savings plan to which eligible U.S.-based employees, including the named executive officers, are able to contribute an amount equal to their annual compensation or the limits prescribed by the Internal Revenue Service. All employee contributions to the 401(k) plan are fully vested upon contribution.  The Company matches contributions on a discretionary basis, depending upon availability of funds.  Historically, the annual matching contribution has been 2% to 3% of the employee’s eligible compensation. Company matching contributions vest over a three-year period.

Employees of the Company’s subsidiaries outside of the United States are eligible for separate retirement benefits in accordance with local law. One of the Company’s named executive officers, Mr. King, was an employee of the Company’s London-based subsidiary and participated in its retirement plan. This plan is a defined contribution plan, similar to the U.S. 401(k) plan. The Company makes a mandatory five percent (5%) matching contribution to this plan annually.  Matching contributions are fully vested when made.

Stock Purchase Plan

The Company maintains an employee stock purchase plan (the “Purchase Plan”). Generally, any employee, including each named executive officer, who is customarily employed at least 20 hours per week and five (5) months per calendar year by the Company (or by any parent or subsidiary of the Company) on the first day of an offering is eligible to participate. Offerings occur quarterly.  Mr. Dupper, our Chief Executive Officer, is precluded from participating in the Purchase Plan by virtue of his total stock ownership, including outstanding stock options.

No employee may accrue the right to purchase more than 10,000 shares in any offering period or more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) in any calendar year. Employees who own 5% or more of the Company’s common stock may not participate in the Purchase Plan. Rights granted under the Purchase Plan are not transferable and may be exercised only by the employee to whom such rights are granted.

Employees are eligible to participate in the first offering commencing after the date they are employed by the Company or an affiliate of the Company.  Subject to the limitations described above, employees who participate in an offering may have up to 15% of their compensation withheld pursuant to the Purchase Plan and applied at the end of each offering period to the purchase of shares of common stock. The price of common stock purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the common stock on the commencement date of each offering period or the purchase date. Employees may end their participation in the offering at any time prior to the end of the offering and participation ends automatically upon termination of employment with the Company.

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Internal Revenue Code. For U.S.-based employees, no income will be taxable to a participant until disposition of the acquired shares, or until the participant’s death while holding the acquired shares, and the amount of taxation will depend upon the holding period of the acquired shares. Employees located outside of the United States may be subject to different tax treatment based upon local tax laws.

Life Insurance and Disability Insurance

The Company provides its Chief Executive Officer, Mr. Dupper, with $300,000 in life insurance coverage over and above what is provided to non-executive employees under Company-sponsored life insurance benefits.  The Company pays the premiums on this policy, but the amount of premiums attributable to coverage greater than $50,000 is taxable to Mr. Dupper.

The Company also makes available to Mr. Dupper additional long-term disability benefits over and above what is provided to non-executive employees.  The regular benefit for U.S.-based employees provides a benefit at the rate of 66-2/3% of an employee’s base pay, with a monthly benefit cap of $5,667.  The additional-long term disability benefit provides the lesser of $6,000 a month or the difference between 66-2/3% of Mr. Dupper’s monthly base salary and the benefit provided under the regular benefit.  This additional benefit is payable until age 65.  Mr. Dupper is responsible for paying the premiums on this policy, but if he elects this benefit, the Company reimburses him for the amount of the premiums and the taxes attributable to those premiums (“tax gross-up”).

Perquisites and Other Personal Benefits

Our U.K.-based executive officer, Mr. King, received a car allowance in 2011, but as of the date of this proxy statement, we no longer have a U.K.-based executive officer, as Mr. King resigned in January 2012.  We allow our executive officers to upgrade to business class on certain international flights for business purposes.  Except for these benefits, and as noted above relating to life and disability insurance benefits, we do not provide additional perquisites and other personal benefits to our executive officers.

Indemnification Agreements

We have entered into an indemnification agreement with each of our named executive officers (other than Mr. Moorhead) and members of our Board of Directors.  Information regarding those agreements is provided under the heading “Certain Relationships and Related Transactions” on page 31.

Employment and Severance Agreements

All U.S.-based executive officers are employed “at-will” and do not have employment contracts, although our Chief Executive Officer has severance provisions in his employment agreement providing for payments to him upon termination of employment, subject to certain limitations.  Our former executive officers who are named in this proxy statement, Mr. Ervine, Mr. King, and Ms. Moseley, as well as Mr. Cochran, who was an executive officer during 2011 but is not named in this proxy statement, also had severance provisions in their employment agreements. Mr. King and Mr. Cochran resigned their positions and, accordingly, no severance was paid to them on termination of their employment. Mr. Ervine’s and Ms. Moseley’s positions were eliminated and, as a result, the severance provisions of their employment agreements were triggered.  Information regarding potential payments and benefits under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change of Control” on page 24.  Consistent with local practice, the Company’s London-based subsidiary entered into employment contracts with its UK-based executive officers which agreements were terminated in 2011 and early 2012 when those officers resigned from the Company.

Change of Control Arrangements

The compensation agreements we have entered into with Mr. Dupper, as well as our former executive officers, contain change of control benefits.  In our experience, change of control agreements for executive officers are common among our peer group and our Board of Directors and Compensation Committee believe that providing these agreements to certain of our named executive officers will protect stockholders’ interests in the event of a change of control by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transaction may jeopardize the executive’s own employment.  Information regarding potential payments and benefits under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change of Control” on page 24.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code (the “Code”) generally limits the Company deduction for federal income tax purposes to no more than $1 million of compensation paid to each of the named executive officers in a taxable year.  Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee intends to continue to evaluate the effect of Section 162(m) of the Code in the future to the extent consistent with the best interests of the Company.

Compensation of Chief Executive Officer

In 2011, Mr. Dupper’s base salary was $260,000 and his potential incentive compensation percentage was 75% of his base salary because the Committee believes that a large percentage of the Chief Executive Officer’s compensation should be based upon achievement of the Company’s performance targets.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

THE COMPENSATION COMMITTEE

David J. Nicol, Chairman

David S. Oros

Richard R. Ramlall

COMPENSATION RISK ASSESSMENT

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs and the Committee does not believe our compensation programs encourage excessive or inappropriate risk taking.  We structure our pay to consist of fixed and variable compensation and the variable portions (cash and equity) are designed to reward both short- and long-term corporate performance.  Our employees are encouraged to take a balanced approach that focuses on revenue, profitability and our new products and our targets are applicable to our executives and employees alike, thus encouraging consistent behavior across the organization.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Nicol, Oros and Ramlall served as members of the Compensation Committee of the Board of Directors during fiscal 2011.  Mr. Nicol became a member of the Compensation Committee in March 2004, and Messrs. Oros and Ramlall became members of the Compensation Committee in April 2010.  None of the members of the Compensation Committee were, at any time during fiscal 2011, nor at any other time, officers or employees of the Company.  No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

2011 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009.

(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Stock Awards ($) (1)	(e) Option Awards ($) (2)	(f) Non-Equity Incentive Plan Compensation ($) (3)	(g) All Other Compensation ($) (4)	(h) Total ($)

Thaddeus Dupper	2011	$260,000	$—	$—	$58,305	$13,024	$331,329
President and Chief	2010	$260,000	$61,600	$215,950	$92,625	$12,244	$642,419
Executive Officer	2009	$260,000	$—	$—	$172,224	$11,794	$444,018

Brian R. Ervine	2011	$238,333	$—	$—	$43,243	$436,512	$718,089
Former Executive Vice President, Chief Financial & Administrative Officer, and Treasurer	2010	$260,000	$30,800	$52,178	$74,100	$12,713	$429,791
	2009	$260,000	$—	$—	$137,779	$12,263	$410,042

Daniel J. Moorhead	2011	$146,173	$—	$—	$11,086	$4,642	$161,901
Vice President, Finance & Administration, and Secretary (Principal Financial Officer)

James King	2011	$186,276	$—	$—	$13,924	$107,950	$308,150
Vice President, Worldwide Sales & Marketing (5)	2010	$185,616	$15,400	$28,647	$22,068	$108,173	$359,904
	2009	$191,112	$—	$—	$42,198	$169,474	$402,784

Anita T. Moseley
Former Sr. Vice President, General Counsel, and Secretary	2011	$119,600	$119,600	$—	$18,362	$367,933	$505,895
	2010	$239,200	$21,560	$28,647	$56,810	$13,333	$359,550
	2009	$239,200	$—	$—	$105,631	$12,883	$357,714

(1)  The amounts in column (d) reflect the grant date fair value of restricted stock awards granted under the Company’s 2007 Stock Incentive Plan during fiscal year 2010, computed in accordance with FASB ASC Topic 718.  There were no stock awards made in 2011 or 2009.  For further information on these awards, see the Grants of Plan-Based Awards table on page 21 of this proxy statement and Note 7, “Share Based Compensation” of our consolidated financial statements included in Form 10-K for the year ended December 31, 2011, filed with the SEC on March 30, 2012.

(2)  The amounts in column (e) reflect the grant date fair value of stock options granted in 2010 granted pursuant to the Company’s 2007 Stock Incentive Plan, computed in accordance with FASB ASC Topic 718.  There were no options granted in 2011 or 2009. For further information on these awards, see the Grants of Plan-Based Awards table on page 21 of this proxy statement and Note 7, “Share Based Compensation” of our consolidated financial statements included in Form 10-K for the year ended December 31, 2011, filed with the SEC on March 30, 2012.

(3)  The amounts shown in column (f) represent incentive compensation earned for 2011, 2010 and 2009, some of which was paid in the subsequent calendar year.  The Company achieved incentive compensation targets established by the Compensation Committee as follows:  In 2011:  first quarter: 69.9%; second quarter: 0.0%; third quarter: 40.0%; fourth quarter: 20%; and full year: 29.9%.  In 2010:  first quarter: 65%; second quarter: 90%; third quarter: 100%, fourth quarter: 80%; full year: 88%.  In 2009-:  first quarter: 78.7%; second quarter: 57.3%; third quarter: 0%; fourth quarter: 106.1% and full year: 78%.

(4)  Column (g) reflects amounts paid for each named executive officer as follows.  Excluded from these amounts are premiums paid by the Company for group life and medical insurance also available to non-executive employees:

Named Executive Officer (U.S.-based)		Retirement Plan Matching Contributions	Life Insurance Premiums	Disability Insurance Premiums	Severance and Consulting Payments	Tax Gross-Ups on Disability Premium

Thaddeus Dupper	2011	$7,350	$407	$3,424		$1,843
	2010	$6,900	$407	$2,637		$1,843
	2009	$6,900	$407	$2,644		$1,858

Brian R. Ervine	2011	$7,350	$272	$3,000	$423,800	$2,091
	2010	$7,350	$272	$3,000		$2,091
	2009	$6,900	$272	$3,000		$2,091

Daniel J. Moorhead	2011	$4,642	$—	$—		$—

Anita T. Moseley	2011	$0	$380	$3,301	$361,950	$2,302
	2010	$7,350	$380	$3,301		$2,302
	2009	$6,900	$380	$3,301		$2,302

Named Executive Officer (U.K.-based)		Retirement Plan Matching Contributions	Life/Medical Insurance Premiums	Commissions	Car Allowance

James King	2011	$9,281	$332	$85,347	$12,990
	2010	$9,281	$332	$85,567	$12,993
	2009	$9,556	$342	$146,198	$13,378

(5)  Mr. King joined the Company on March 12, 2007.  He resides in the United Kingdom and is paid in GBP.  The amounts reported for Mr. King each year are based upon the following exchange rates:  December 31, 2011, an exchange rate of 1.5523 USD : 1 GBP; December 31, 2010, an exchange rate of 1.5468 USD : 1 GBP; December 31, 2009, an exchange rate of 1.5926 USD : 1 GBP.  He resigned from the Company on January 20, 2012.

2011 GRANTS OF PLAN-BASED AWARDS

	Estimated future payouts under non-equity incentive plan awards				(f) All other stock awards; Number of	(g) All other option awards: number of securities	(h) Exercise price of	(i) Grant date fair value of stock and
(a) Name	(b) Grant Date	(c) Threshold ($)	(d) Target ($) (1)	(e) Maximum ($)	shares of stock (#) (2)	underlying options (#)	option awards ($/share)	option awards ($)

Thaddeus Dupper (3)	1/1/2011	$1.00	$195,000	$390,000

Brian R. Ervine (4)	1/1/2011	$1.00	$143,000	$286,000

Daniel J. Moorhead (5)	1/1/2011	$1.00	$37,350	$74,700

Anita T. Moseley (6)	1/1/2011	$1.00	$59,800	$119,600

James King (7)	1/1/2011	$1.00	$46,569	$93,138

(1)  Columns (c), (d) and (e) reflect the amounts that would have been earned by the named executive officers had we achieved our 2011 performance objectives established by the Compensation Committee (see “Compensation Discussion and Analysis” discussion on page 14).  Target amounts shown in column (d) would have been earned if we achieved 100% of our revenue objectives; and the maximum amount that would have been earned if we achieved 100% of our quarterly targets; 108% of our annual revenue target; 130% of our booking target and 120% of our annual Adjusted EBITDA target.

(2)  The amounts in column (i) reflect the grant date fair value of restricted stock awards and stock options granted under the Company’s 2007 Amended Stock Incentive Plan during fiscal year 2011, computed in accordance with FASB ASC Topic 718.  There were no grants made to officers in 2011.

(3)  Mr. Dupper’s 2011 compensation plan provided for target incentive pay equal to 75% of his base salary.

(4)  Mr. Ervine’s 2011 compensation plan provided for target incentive pay equal to 60% of his base salary.

(5)  Mr. Moorhead became an executive officer in December 2011.

(6)  Ms. Moseley’s 2011 compensation plan provided for target incentive pay equal to 50% of her base salary.

(7)  Mr. King’s 2011 compensation plan provided for target incentive pay equal to 25% of his base salary.  Mr. King resides in the United Kingdom and is paid in GBP.  The amounts reported for non-equity incentive plan awards are based upon an exchange rate of 1.5523 USD : 1 GBP determined as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

	Option Awards (1)					Stock Awards (2)
(a) Name	(b) Number of Securities Underlying Unexercised Options (#) Exercisable	(c) Number of Securities Underlying Unexercised Options (#) Unexercisable		(d) Option Exercise Price ($/share)	(e) Option Expiration Date	(f) Number of shares of stock that have not vested (#)	(g) Market value of shares of stock that have not vested ($)(3)

Thaddeus Dupper (4)	37,687	16,313		$6.16	1/6/2020	5,000	$37,250
	24,291	6,250		$1.56	12/22/2018	2,500	$18,625
	81,250	—		$4.64	12/17/2017
	50,000	—		$4.30	12/27/2015
	19,999	—		$9.28	11/1/2014
	12,499	—		$8.88	5/5/2014
	49,999	—		$17.60	2/22/2014

Brian R. Ervine (5)	5,578	7,172		$6.16	1/6/2020	2,500	$18,625
	9,453	3,438		$1.56	12/22/2018	1,250	$9,313
	12,890	—		$4.64	12/17/2017
	50,000	—		$4.30	12/27/2015
	20,000	—		$9.28	11/1/2014
	22,500	—		$23.56	1/4/2014

Daniel J. Moorhead (6)	250	1,125		$6.16	1/6/2020
	1,875	2,500		$1.66	11/30/2018

Anita Moseley (7)	2,187	4,813		$6.16	1/6/2020	2,188	$16,301
	7,031	4,219		$1.56	12/22/2018	1,406	$10,475
	9,843	1,407		$4.64	12/1/2017
	37,500	—		$4.30	12/27/2015
	12,499	—		$9.28	11/1/2014
	10,000	—		$23.56	1/4/2014
	30,000	—		$5.86	4/6/2013

James King	3,062	3,938		$6.16	1/6/2020	1,250	$9,313
	3,750	1,250		$1.56	12/22/2018	625	$4,656
	5,000	—		$4.64	12/17/2017
	50,000	—	(8)	$3.44	3/11/2017

(1)         Options were granted ten years prior to the option expiration date.  Options other than those with an exercise price equal to or greater than $9.28 per share, or as otherwise noted in a separate footnote below, vest at a rate of 25% per year over the first four years of the ten-year option term, and will be fully vested four years after the date of grant.  On December 12, 2005, the Board of Directors accelerated the vesting of all unvested and “out-of-the-money” stock options that had an exercise price equal to or greater than $9.28 per share.  The acceleration of vesting allowed the Company to avoid recognizing future compensation expense associated with the accelerated options upon the January 1, 2006 adoption of FAS 123R.

(2)         Stock awards for the executive officers listed above vest in quarterly increments over a four-year vesting period.  Grants shown were made in January 2010, December 2008 and December 2007.  There were no stock awards made in 2011 or in 2009.

(3)         Market value was calculated by multiplying the number of shares shown in the table by $7.45, which was the closing price per share on December 31, 2011, the last day of our fiscal year.

(4)         Options to purchase 29,999 shares of stock granted in 2008 vested over a one-year period; options to purchase 25,000 shares of stock granted in January 2010 vested over a one-year period.

(5)         Mr. Ervine’s employment was terminated as of November 30, 2011.

(6)         Mr. Moorhead has not received any restricted stock awards.

(7)         Ms. Moseley’s employment was terminated as of July 1, 2011.

(8)         This option award was granted to Mr. King when he joined the Company on March 12, 2007 under a stand-alone new employee inducement grant in accordance with NASDAQ Marketplace Rule 4350(i)(1)(a)(iv).  As is typically the case with option awards granted to our new employees, this option award vested over a four-year period, 25% upon the one-year anniversary of Mr. King’s date of employment and the balance quarterly over the next three years.

2011 OPTION EXERCISES AND STOCK VESTED

The table below reflects options exercised by the named executive officers and vesting of restricted stock awards during fiscal year 2011, or in the case of former executive officers, the last date of employment of such officer.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (2)
Thaddeus Dupper	24,458	$145,281	13,125	$34,903
Brian R. Ervine (3)	121,499	$584,729	3,750	$10,809
Daniel J. Moorhead (4)	1,875	$7,631	—	—
James King	—	—	1,875	$5,403
Anita Moseley (5)	63,549	$286,324	1,375	$4,376

(1)         Represents the dollar amount realized upon exercise determined by the difference between the market price of the underlying securities at exercise and the exercise price of the options with respect to options which are exercised and held.  With respect to options exercised and sold on the same day (same-day sale), the amount in this column represents the difference between the sales price and the exercise price of the options.

(2)         Represents the aggregate dollar amount realized by the named executive officer upon vesting of restricted stock, computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting dates.

(3)         Mr. Ervine exercised options that were going to expire in 2012 and 2013 and sold the resulting shares under a 10b(5) trading plan. The plan terminated on December 30, 2011.  The values shown are as of November 30, 2011, Mr. Ervine’s last day as an employee.

(4)         Mr. Moorhead has not received any restricted stock awards.

(5)         Ms. Moseley’s option exercises and vested stock are as of July 1, 2011, her last day as an employee.

PENSION BENEFITS

The Company does not maintain any defined benefit retirement plans.  In the United States, the Company maintains a 401(k) plan; in the United Kingdom, the Company maintains a defined contribution pension benefit plan.

COMPENSATION AGREEMENTS

General Overview

Our compensation arrangement with our executive officers provides for base salary and incentive compensation.  In 2011, potential incentive compensation ranged from 25% to 75% of the executive’s base salary, and was to be paid only if we attained targets established by our Compensation Committee for quarterly and annual revenue, and Adjusted EBITDA, as well as an annual booking target for certain of our products. There was a potential to earn in excess of 100% of the incentive amount associated with the annual targets if we exceeded annual targets.  See the “Grants of Plan Based Awards Table” on page 21 for more information about the “stretch” amounts, as well as the “Executive Compensation, Quarterly and Annual Performance-Based Incentive Compensation” table on page 15 for percentages achieved in 2011.

Mr. Dupper, as well as our executive officers whose employment with the Company was terminated in 2011 (Mr. Ervine, Mr. Cochran and Ms. Moseley) and in January of this year (Mr. King) had employment agreements which generally provided, and continues to provide, in the case of Mr. Dupper, that in the event the Company terminates the employment of the named executive officer, other than for cause, death or disability, the executive will be paid severance pay.  The amount of the severance pay varies, as described below under the heading “Potential Payments Upon Termination or Change of Control,” depending upon the executive’s position and the circumstances surrounding the termination of employment.  In exchange for severance, the named executive officer is required to execute a full release of all employment claims with the Company and agree not to compete with us nor to solicit our employees for the period of time during which severance is paid.  The Compensation Agreements do not change the “at-will” nature of the U.S.-based executive officer’s employment with the Company.  Either the Company or the executive officer may terminate a U.S.-based executive officer’s employment at any time.  In the case of our UK-based executive officers, each was employed under an employment contract, as is customary in the United Kingdom, which provided for three (3) months’ notice on involuntary termination.

On July 1, 2011, the Sr. Vice President, General Counsel position held by Anita Moseley was eliminated.  In accordance with the Employment Agreement entered into between us and Ms. Moseley, the Company agreed to pay Ms. Moseley severance equal to twelve (12) months of her base pay and incentive compensation at full achievement, in the total amount of $358,800.  Severance is being paid over the twelve (12) month period in equal increments according to our normal payroll process. In exchange for severance, Ms. Moseley executed a full release of all employment claims with us and agreed not to compete with us nor to solicit our employees for the period of time during which severance is paid.

On November 30, 2011, the Executive Vice President, Chief Financial & Administrative Officer position held by Brian Ervine was eliminated.  In accordance with the Employment Agreement entered into between us and Mr. Ervine, the Company agreed to pay Mr. Ervine severance equal to twelve (12) months of his base pay and incentive compensation at full achievement, in the total amount of $416,000.  The Company also is paying the Company’s portion of Mr. Ervine’s health benefit premiums during the severance period.  Severance is being paid over the twelve (12) month period in equal increments according to our normal payroll process.  In exchange for severance, Mr. Ervine executed a full release of all employment claims with us and agreed not to compete with us nor to solicit our employees for the period of time during which severance is paid.

On April 29, 2011, our Chief Technology Officer, Stuart Cochran, resigned his position, and on January 20, 2012, our Vice President of Worldwide Sales, James King, also resigned.  No severance was paid to either Mr. Cochran or Mr. King as a result of their voluntary resignations.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the potential amount of compensation for each of the named executive officers in the event of termination of such executive’s employment.  The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, retirement, disability or death, and termination following a change of control of the executive is shown below.  The amounts shown for Mr. Dupper assume that such termination was effective as of December 31, 2011, and thus include amounts earned through such time and are estimates of the amounts which would be paid to the executives upon their termination. The actual payments to them may be more or less than the amounts described below.  In addition, the Company may enter into new arrangements or modify these arrangements from time to time.  Amounts shown for Mr. Ervine in the “Involuntary Not-for-Cause” column reflect the actual amount Mr. Ervine is entitled to receive as a result of termination of his employment on November 30, 2011.  Amounts shown for Ms. Moseley in the “Involuntary Not-for-Cause” column reflect the actual amount Ms. Moseley is entitled to receive as a result of termination of her employment on July 1, 2011. No amounts are reflected for Mr. King since he voluntarily resigned from the Company on January 20, 2012 and no amounts are reflected for Mr. Moorhead since he does not have a compensation arrangement that provides any benefits to him upon termination or change of control.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment.  Such amounts include:

•                  non-equity incentive compensation earned through the date of separation.  Quarterly and annual incentive compensation payments will be pro-rated to the date of separation;

•                  vested stock options, which must be exercised within three (3) months, or for options granted on or after December 10, 2009, six (6) months of the date of separation, except in the case of disability (12 months), death (18 months) or, in the case of Mr. Dupper, a change of control of the company (see discussion below);

•                  stock vested on the date of separation pursuant to restricted stock awards; and

•                  salary and unused paid time off through the date of separation.

Involuntary Not-for-Cause Termination

If Mr. Dupper’s employment is terminated for reasons other than cause, or Mr. Dupper resigns for “Good Reason,” he will be entitled to 12 months of base pay and incentive compensation at 100% achievement.  “Good Reason” is specifically defined in the Employment Agreement, but generally is a material diminution in title, status, authority, duties or responsibilities; a requirement to relocate more than 35 miles away from the Company’s current location; a reduction in compensation of 5% or more; or a failure by the Company to pay compensation when due.  See “Compensation Agreements” on page 24 for a discussion of amounts owed to Mr. Ervine.

Voluntary Termination or Retirement

Except for amounts described under “Payments Made Upon Termination,” the Company does not have an agreement or practice to pay a named executive officer on voluntary termination or retirement.

Disability or Death

In the event of the death or disability of a named executive officer, the officer will receive benefits under the Company’s disability benefits or payments under the Company’s life insurance benefits, as appropriate.

Payments Made upon a Change of Control

The Company has entered into an Employment Agreement with Mr. Dupper which contains change of control provisions. Under this agreement, upon a “Qualified Termination” (described below),

•                  Mr. Dupper will receive:

•                  a payment equal to 18 months of his base salary, payable in equal increments over an equal period (the “Severance Period”) (or such shorter period as required for compliance with Section 409A of the U.S. Internal Revenue Code), in the Company’s normal payroll cycles;

•                  an amount equal to 1.5 times Mr. Dupper’s incentive compensation, assuming achievement at 100% of the performance goals, payable in equal installments over the Severance Period;

•                  continuation of benefits under the Company’s health insurance plan as provided by law, as well as the Company’s life and disability plans, with the Company contributing an extra six (6) months of said premiums during the Severance Period;

•                  tax advice services in an amount not to exceed $7,500; and

•                  all stock options and restricted stock held by the executive will automatically vest and become exercisable.

A Qualified Termination will occur upon any of the following:

•                  termination of Mr. Dupper’s employment by us, without cause, within 180 days before or 365 days after a Change of Control; or

•                  resignation by Mr. Dupper for “Good Reason” during the same period.

In general, the Change of Control provision is a “double trigger,” meaning that payments are made only if Mr. Dupper suffers a covered termination of employment as described above.  Mr. Dupper will not receive payment solely upon the occurrence of a Change of Control, except that 50% of Mr. Dupper’s equity awards (options and restricted stock) will automatically vest upon a Change of Control even if his employment is not terminated.

A Change of Control will occur upon:

•                  the date any person or group acquires ownership of stock of the Company that, together with stock held by the person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, the liquidation or dissolution of the Company or the sale of all of substantially all (greater than 75%) of the fair market value of the assets of the Company;

•                  the acquisition by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership within the meaning of Rule 13-d of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or any one person, or more than one person acting as a group, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, ownership of stock of the Company possessing 50% or more of the total voting power of the Company’s stock;

•                  the date the individuals who constitute a majority of the Board as of May 19, 2011 (the “Incumbent Board”) ceases for any reason to constitute at least a majority of the Board provided that any individual who becomes a member of the Board following such date who was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board.

In exchange for severance, Mr. Dupper will be required to execute a full release of employment claims with the Company and agree not to compete with the Company nor to solicit our employees for the Severance Period or a portion thereof.

Thaddeus Dupper

The following table shows the potential payments upon termination or a change of control of the Company for Thaddeus Dupper, our President and Chief Executive Officer.

Executive Benefits and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Following Change of Control)	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$260,000	$0	$390,000
• Incentive Compensation	$195,000	$0	$292,500

Equity Compensation
• Stock Options (1)
• Unvested and accelerated	$0	$28,929	$57,857
• Restricted Stock (2)
• Unvested and accelerated	$0	$27,938	$55,875

Benefits and Perquisites
• Health and Welfare Benefits	$4,512	$0	$6,769
• Life & Disability Insurance Premiums	$0	$0	$5,747
• Accrued Paid Time Off	$33,410	$0	$33,410
• Tax services	$0	$0	$7,500

Total	$492,922	$56,867	$849,658

(1) The payments relating to stock options represent the value as of December 31, 2011, calculated by multiplying the number of unvested options by the difference between the exercise price and the closing price of our common stock on December 31, 2011 ($7.45).

(2) The payments relating to restricted stock are calculated by multiplying the number of unvested shares by the closing price of our common stock on December 31, 2011 ($7.45).

Brian R. Ervine

The following table shows the actual payments to be made to Mr. Ervine, our former Executive Vice President and Chief Financial & Administrative Officer, under Mr. Ervine’s Employment Agreement as a result of elimination of his position.

Executive Benefits and Payments Upon Separation	Involuntary Not-for Cause- Termination (other than Following Change of Control)

Cash Compensation
• Base Salary	$260,000
• Incentive Compensation	$156,000

Equity Compensation
• Stock Options
• Unvested and accelerated	$0
• Restricted Stock
• Unvested and accelerated	$0

Benefits and Perquisites
• Health & Welfare Benefits	$4,512
• Accrued Paid Time Off	$28,255

Total	$448,767

Anita T. Moseley

The following table shows the actual payments to be made to Ms. Moseley, our former Sr. Vice President and General Counsel, under Ms. Moseley’s Employment Agreement as a result of elimination of her position.

Executive Benefit and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Following Change of Control)

Cash Compensation
• Base Salary	$239,200
• Incentive Compensation	$119,600

Equity Compensation
• Stock Options
• Unvested and accelerated	$0
• Restricted Stock
• Unvested and accelerated	$0

Benefits and Perquisites
• Health and Welfare Benefits	$0
• Accrued Paid Time Off	$11,854

Total	$370,654

TABLE OF EQUITY COMPENSATION PLANS

The following table contains summary information as of December 31, 2011 concerning the Company’s Employee Stock Purchase Plan, 1996 Stock Option Plan, James E. King Equity Incentive Plan and 2007 Amended Stock Incentive Plan.  All of the Plans, except for the James E. King Equity Incentive Plan, were approved by the stockholders.  See “Security Ownership of Certain Beneficial Owners and Management.”

Equity Compensation Plans Approved by Security Holders	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plan
1996 Stock Option Plan	371,250		$11.05	0	(1)
2007 Amended Stock Incentive Plan	395,404	(2)	$4.60	201,500	(3)
Employee Stock Purchase Plan	—		—	73,118

Equity Compensation Plan Not Approved by Security Holders (4)
James E. King Equity Incentive Plan	50,000		$3.44	0

(1)  Our 1996 Stock Option Plan expired on January 18, 2006. As a result, no additional equity awards can be made under this plan.

(2)  There are also 15,813 shares issuable upon vesting of outstanding restricted stock awards granted under the 2007 Amended Stock Incentive Plan.

(3)  As of April 24, 2012, the record date, there were 152,200 shares remaining available for future issuance under the 2007 Amended Stock Incentive Plan.

(4)  This plan is a stand-alone new employee inducement plan in accordance with NASDAQ Marketplace Rule 4350(i)(1)(a)(iv). We adopted this plan because at the time Mr. King was hired we did not have an equity compensation plan.  This plan was terminated on January 20, 2012, the date Mr. King resigned from the Company.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS, AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2012 by:  (i) each director and nominee for director; (ii) each executive officer as of March 31, 2012 named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares outstanding on March 31, 2012, adjusted as required by rules promulgated by the SEC.

	Shares of Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of Shares	Percentage Ownership

David J. Nicol (2) 9871 West 83rd Street Overland Park, KS 66204	62,334	*
David S. Oros (3) 621 E. Pratt Street, Suite 601 Baltimore, MD 21202	181,095	1.6%

	Shares of Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of Shares	Percentage Ownership

Richard R. Ramlall (4) 20391 Old Grey Place Ashburn, VA 20147	34,675	*
John B. Spirtos (5) 9712 Sorrel Avenue Potomac, MD 20854	20,925	*
Thaddeus Dupper (6) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	484,774	4.3%
Daniel J. Moorhead (7) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	3,125	*
All executive officers and directors as a group (6 persons) (8)	786,928	7%
Kennedy Capital Management (9) 10829 Olive Blvd. St Louis, MO 63141	657,966	5.9%
Rutabaga Capital Management (10) 64 Broad Street, 3rd Floor Boston, MA 02109	919,936	8.2%
Argent Capital Management (11) 100 S. Brentwood Blvd., Suite 110 St Louis, MO 63105	600,300	5.4%
Lloyd I. Miller, III (12) 222 Lakeview Avenue, Suite 160-365 West Palm Beach, FL 33401	653,299	5.8%
Karen Singer, Trustee of the Singer Children’s Management Trust (13) 212 Vaccaro Drive Cresskill, NJ 07626	2,469,694	22%

*                 Less than one percent (1.0%).

(1)                 Percentage of common stock beneficially owned is based on 11,221,534 shares of common stock outstanding on March 31, 2012.

(2)                 Includes 27,175 shares subject to stock options exercisable within 60 days of March 31, 2012.  Mr. Nicol holds his shares in a brokerage account which permits borrowing on margin.

(3)                 Includes 27,175 shares subject to stock options exercisable within 60 days of March 31, 2012.

(4)                 Includes 12,175 shares subject to stock options exercisable within 60 days of March 31, 2012.

(5)                 Includes 18,425 shares subject to stock options exercisable within 60 days of March 31, 2012.

(6)                 Includes 280,912 shares subject to stock options exercisable within 60 days of March 31, 2012 and 7,500 shares of restricted stock, of which 2,500 shares will vest within 60 days of March 31, 2012.

(7)                 Includes 3,125 shares subject to stock options exercisable within 60 days of March 31, 2012.

(8)                 Includes 368,987 shares subject to stock options exercisable within 60 days of March 31, 2012 and 7,500 shares of restricted stock, of which 2,500 shares will vest within 60 days of March 31, 2012.

(9)                 Based solely upon the Schedule 13G information filed with the SEC by Kennedy Capital Management, Inc., on February 14, 2012.

(10)              Based solely upon the Schedule 13G information filed with the SEC by Rutabaga Capital Management on February 10, 2012.

(11)              Based solely upon the Schedule 13F information filed with the SEC by Argent Capital Management on February 13, 2012.

(12)              Based solely upon the Schedule 13G information filed with the SEC by Lloyd I. Miller, III on October 14, 2011.  The reporting person has sole voting and dispositive power with respect to 236,458 of the reported securities as (i) the manager of a limited liability company that is the adviser to certain family trusts, (ii) the trustee to a certain grantor retained annuity trust, (iii) a manager of a limited liability company that is the general partner of a certain limited partnership, and (iv) an individual. The reporting person has shared voting and dispositive power with respect to 416,841 of the reported securities as a co-member and co-manager of a limited liability company.

(13)              Based solely upon the Schedule 13D information filed with the SEC by Karen Singer on July 18, 2011 and subsequently filed Schedules 13D and Forms 4 through March 31, 2012.  Ms. Singer disclaims beneficial ownership of these securities, except to the extent of her pecuniary interest therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of three (3) directors appointed by the Board of Directors.  Each of the committee members, Messrs. Nicol, Oros and Spirtos, satisfies the independence and financial management expertise requirements of NASDAQ’s Audit Committee Policy and Mr. Nicol has been designated by the Board as the Audit Committee’s “financial expert.” For a description of Mr. Nicol’s relevant experience, please see his biographical information contained in Proposal 1 of this proxy statement.

On May 25, 2000, the Board of Directors adopted a charter for the Audit Committee (the “Charter”).  An Amended and Restated Charter was adopted by the Board of Directors on March 4, 2004. A copy of the Amended and Restated Charter can be found on our website, www.evolving.com, under “About Us — Corporate Governance.”

Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee’s primary responsibilities are to:

(1)                     hold meetings periodically with the independent registered public accounting firm, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with Company policies;

(2)                     establish policies and procedures for appointing, reviewing and overseeing the performance and independence of the independent registered public accounting firm;

(3)                     review with the independent registered public accounting firm and financial management of the Company and approve the plan and scope of audit and permissible audit related work;

(4)                     review financial press releases with management;

(5)                     review consolidated financial statements and disclosures;

(6)                     pre-approve all audit and permitted non-audit services; and

(7)                     develop procedures for receiving, on an anonymous basis, and responding to concerns about our accounting and auditing practices.

Review of Fiscal Year 2011 Consolidated Financial Statements

In connection with its review of our Fiscal Year 2011 Consolidated Financial Statements, the Audit Committee has:

(1)                     reviewed and discussed the audited consolidated financial statements with management;

(2)                     discussed with Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by SAS 61 (as amended by SAS 89) and SAS 90; and

(3)                     received from Grant Thornton LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board and discussed with Grant Thornton LLP their independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year ended December 31, 2011 be included in the Company’s 2011 Annual Report on Form 10-K.

BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

David J. Nicol, Chairman

David S. Oros

John B. Spirtos

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Provision in our Employment Agreements

We have entered into an Employment Agreement with Mr. Dupper and with certain former executive officers which contain a Change of Control provision. These agreements are described above in the section entitled “Potential Payments Upon Termination or Change of Control.”

Indemnification Agreements

We have entered into indemnification agreements (the “Indemnification Agreements”) with each of our directors and named executive officers, other than Mr. Moorhead. Subject to the provisions of the Indemnification Agreements, we will indemnify and advance expenses to such directors and executives in connection with their involvement in any event or occurrence which arises in their capacity as, or as a result of, their position with the Company.

Our Employment Agreements and Indemnification Agreements are provided as part of the compensation arrangements with our executives, which are subject to approval of the Compensation Committee.  Indemnification for directors was approved by the Board of Directors and is part of the standard arrangement for all Company directors. We believe that the terms of the transactions described above were no less favorable to the Company than would have been obtained from unaffiliated third parties. Any future transactions between us and any of our officers, directors or principal stockholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board of Directors.

Rights Plan

On February 11, 2011 we amended our stockholder Rights Plan (the “Plan”) to effect the Plan’s termination.  Under the Plan, one right was distributed for each share of our common stock outstanding at the close of business on March 16, 2009, and any person or group acquiring more than 29 percent of the voting power of the Company’s outstanding common stock without the approval of the Board of Directors, subject to certain exceptions, would have triggered significant dilution in the voting power of such person or group.  The amendment changed the date for expiration of the rights issued pursuant to the Rights Agreement from March 4, 2019 to March 1, 2011.  Accordingly, effective March 1, 2011, the Plan was terminated.

Consulting Agreements with Former Executive Officers

We have entered into consulting agreements with two of our former executive officers, Brian Ervine and Anita Moseley, to provide hourly consulting services to us on an as-needed basis, at the rate of $150 an hour and $100 an hour, respectively.  The consulting agreements are considered “continuous service” under our Equity Compensation Plans and as such, Mr. Ervine’s and Ms. Moseley’s unvested stock options and restricted stock awards continue to vest during the terms of the consulting agreements.  The consulting agreements are terminable by us, or Mr. Ervine or Ms. Moseley, respectively, at any time.

Purchase of Primus Telecommunications Group, Inc. Notes

During the year ended December 31, 2011, we purchased $16.9 million of Primus Telecommunications Group, Inc. (“PTGI”) senior secured notes, net of purchase discounts, on the open market through a registered broker dealer. The Singer Family Trust, our largest shareholder, owns approximately 22% of our outstanding common shares and approximately 14% of the outstanding shares of PTGI.  Richard Ramlall, Senior Vice President of Corporate Development and Chief Communications Officer of PTGI, serves on our Board of Directors but is not on our Investment Committee of the Board and as such is not involved in any of our investment decisions. Nor is Mr. Ramlall involved with any oversight of the financial operations of PTGI.

During the year ended December 31, 2011, we recorded interest income of $0.6 million in our Consolidated Statements of Operations related to the PTGI senior secured notes.  As of December 31, 2011 the PTGI notes are held as a long-term investment on our Consolidated Balance Sheets at $16.5 million.  Additionally, as of December 31, 2011, we had interest receivable of $0.4 million from interest earned not yet due and other comprehensive income includes unrealized losses of $0.3 million, net of tax, both of which are related to the senior secured notes. The senior notes mature on April 15, 2017 and earn interest at a rate of 10% per year.

During April 2012, we sold all of our PTGI senior secured notes for approximately $17.8 million resulting in a gain of approximately $0.9 million, which will be recorded in the second quarter of 2012.

FORWARD LOOKING STATEMENTS

We caution you that certain information in this proxy statement may contain, in addition to historical information, “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon management’s beliefs, as well as on assumptions made by management.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that cause our actual results, performance or achievements to be materially different from what we say or imply with such forward-looking statements.  When we use the words “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “believes,” “plans,” “seeks” or “continues,” or similar expressions, we intend to identify forward-looking statements. You should be aware that the telecommunications industry is changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent are subject to a greater degree of risk than similar statements regarding certain other industries.

Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions, we cannot assure you that our actual results, performance or achievements will meet these expectations. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT EVOLVING SYSTEMS

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q and 10-Q/A, current reports on Form 8-K, proxy statements and other information with the SEC.  The public may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street NE, Washington, DC 20549.  Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC.  The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q and 10-Q/A, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, may be

accessed free of charge through our website, as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC.  Also, our Code of Business Conduct and Corporate Governance Guidelines, as well as the Charters for our Audit, Compensation, Nominating and Governance, and Investment Committees, are available on our website and amendments to, or waivers of, the Code of Business Conduct will be disclosed on our website.  The address of our website is www.evolving.com; however, the information found on our website is not part of this proxy statement.

Our common stock is traded on the NASDAQ Capital Market under the symbol EVOL.

This proxy statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 2011. Stockholders are referred to such report for financial and other information about the activities of the Company.

Our transfer agent is American Stock Transfer & Trust Company LLC. Their address is 59 Maiden Lane, Plaza Level, New York, NY 10038.

You may request copies of documents we have filed with the SEC, as well as copies of documents that appear on our website, from us, without charge, upon written or oral request to:

Evolving Systems, Inc.

9777 Pyramid Ct., Suite 100

Englewood, CO 80112

Attn:  Daniel J. Moorhead, Secretary

1-800-649-6562

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2013 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 – Stockholder Proposals) and received by the Secretary of the Company on or before January 2, 2013. A stockholder proposal or nomination for director for consideration at the 2013 annual meeting but not included in the proxy statement and proxy must be received by the Secretary of Evolving Systems no earlier than March 22, 2012 and no later than April 21, 2012.  The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and Evolving Systems’ bylaws, as applicable.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Daniel J. Moorhead Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

EVOLVING SYSTEMS, INC.

June 20, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at — www.evolving.com/investor_relations.html

Please mark, date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\*/ Please detach along perforated line and mail in the envelope provided. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS

NOMINEES:
☐	FOR ALL NOMINEES	( ) Thaddeus Dupper
( ) David J. Nicol
( ) David S. Oros
( ) Richard R. Ramlall
( ) John B. Spirtos

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( • )

2.	RATIFICATION OF SELECTION OF FRIEDMAN LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	FOR ☐	AGAINST ☐	ABSTAIN ☐

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EVOLVING SYSTEMS, INC.

9777 Pyramid Court, Suite 100
Englewood, Colorado 80112
Proxy Solicited on Behalf of the Board of Directors of the Company
for the Annual Meeting of Stockholders–June 20, 2012

The undersigned hereby constitutes and appoints Daniel J. Moorhead his/her true and lawful agent and proxy with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Evolving Systems, Inc. to be held at the offices of Evolving Systems, Inc. at 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, on Wednesday, June 20, 2012, at 9:00 a.m. local time and at any postponements, continuations or adjournments thereof, on all matters coming before said meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

EVOLVING SYSTEMS, INC.

June 20, 2012

PROXY VOTING
INSTRUCTIONS

MAIL—Mark, date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-	COMPANY NUMBER
INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www. voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at — www.evolving.com/investor_relations.html

\*/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS
NOMINEES:
☐	FOR ALL NOMINEES	( ) Thaddeus Dupper ( ) David J. Nicol ( ) David S. Oros ( ) Richard R. Ramlall ( ) John B. Spirtos
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( • )

2.	RATIFICATION OF SELECTION OF FRIEDMAN LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.